SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 17, 1998
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                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


       South Carolina                      0-11392           57-0525804
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   (State or other jurisdiction of        (Commission       (IRS Employer
    incorporation)                          File Number)     Identification No.)

                    70 Commerce Center, Greenville, SC 29615
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                   (Address of principal executive offices)

        Registrant's telephone number, including area code (864) 288-8877

                                 Not Applicable
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         (Former name or former address, if changed since last report.)




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ITEM 5.   OTHER EVENTS

On February 17, 1998, Span-America Medical Systems, Inc. repurchased 280,579 shares, or 9.0%, of the Company's outstanding Common Stock in a private transaction from an unaffiliated shareholder. The purchase price was $7.70 per share, or approximately $2.16 million, and was funded from the company's on hand cash balances.

The repurchased stock will be retired, which will reduce the Company's outstanding shares to 2,833,659.



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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SPAN-AMERICA MEDICAL SYSTEMS, INC.



                                       /s/ Richard C. Coggins
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                                       Richard C. Coggins
                                       Vice President - Finance


                                       /s/ James D. Ferguson
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                                       James D. Ferguson
                                       President and Chief Executive Officer


                                       Date:  February 27, 1998
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